Pieris Pharmaceuticals Appoints Matthew L. Sherman, M.D., to its Board of Directors BOSTON, MA -- (Marketwired) – 10/25/2018 -- Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer, respiratory and other diseases, announced today that Matthew L. Sherman, M.D., has joined the Company’s Board of Directors. Dr. Sherman is a physician-scientist with clinical development expertise in oncology, hematology and pulmonary diseases across large pharma, biopharma and venture- funded biotechnology startup companies. Most recently, Dr. Sherman was Executive Vice President and Chief Medical Officer at Acceleron Pharma. At Acceleron, Dr. Sherman provided executive leadership for medical research, clinical operations, including biostatistics and data and program management, clinical pharmacology, and pharmacovigilance. Before joining Acceleron in 2006, Dr. Sherman was Senior Vice President and Chief Medical Officer at Synta Pharmaceuticals, where he oversaw all therapeutic areas, including oncology, inflammatory diseases, and immunology. Previously, Dr. Sherman spent over a decade at Wyeth-Ayerst Research/Genetics Institute in numerous clinical research and development roles. Prior to his career in the pharmaceutical and biotechnology industry, Dr. Sherman spent nine years at the Dana- Farber Cancer Institute, ultimately as an Assistant Professor of Medicine. He has authored more than 250 original articles, review chapters, and abstracts, and is listed as an inventor on 11 issued patents. Dr. Sherman received a S.B. in Chemistry from Massachusetts Institute of Technology and an M.D. from Dartmouth Medical School. He completed his internal medicine residency at Georgetown University Medical Center. “I am very excited to join Pieris’ Board of Directors,” said Dr. Sherman. “Pieris has tremendous potential, and I look forward to contributing my experience in oncology, both academic and professional, to the team as they grow their pipeline and progress several drug candidates into and through the clinic.” "Matt is an excellent addition to our Board," said Stephen S. Yoder, President and CEO of Pieris. “He has spent considerable time in clinical research in both academic and industry settings, and as a biopharmaceutical executive, acquiring a broad range of skills and experiences that we look forward to relying on during this exciting phase in the company’s growth.” “The breadth and depth of Matt’s expertise and experience is impressive,” said James Geraghty, Chairman of the Board of Directors. “It is my pleasure to welcome him to our Board, and to have the opportunity to draw upon his insights and acumen as the company enters an important time in the development of its clinical drug candidates.”

About Pieris Pharmaceuticals Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statements This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward- looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company's Quarterly Reports on Form 10-Q. Company Contact: Allan Reine SVP & Chief Financial Officer +1 857 444 4276 reine@pieris.com Investor Relations Contact: Maria Kelman Director, Investor Relations +1 857 362 9635

kelman@pieris.com